Exhibit 99.1

bioAffinity Technologies and AvMEDICAL Announce Nationwide Federal Healthcare Distribution Agreement for CyPath® Lung

New partner’s national sales force will market CyPath Lung to federal healthcare agencies, including VA medical centers nationwide

Agreement significantly expands bioAffinity’s commercial reach through AvMEDICAL’s existing sales team

Service-Disabled Veteran-Owned AvMEDICAL provides access to established government procurement channels

SAN ANTONIO, Texas – August 18, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company focused on noninvasive diagnostics for the early detection of lung cancer and other lung diseases, today announced it has entered into a distribution agreement with AvMEDICAL, a Service-Disabled Veteran-Owned Small Business (SDVOSB) and established distributor of premium medical-surgical and laboratory services, supplies and equipment to government agencies.

The distribution agreement is expected to strengthen bioAffinity’s ability to commercialize CyPath® Lung within the government healthcare market by leveraging AvMEDICAL’s established procurement channels, government contracting expertise and existing customer relationships. bioAffinity and AvMEDICAL will develop co-branded marketing materials, and AvMEDICAL’s sales team will actively promote CyPath Lung to its federal customers, including the U.S. Department of Veteran Affairs (VA).

As an SDVOSB with access to indefinite-delivery, indefinite-quantity (IDIQ) contracts, AvMEDICAL can provide an important advantage for expanding adoption of CyPath Lung across government healthcare systems by simplifying the procurement process. The agreement expands bioAffinity’s commercial reach into the government healthcare supply chain and provides an additional channel for veterans to access CyPath Lung.

“AvMEDICAL’s established presence in the government healthcare marketplace and experienced sales organization will expand our commercial pathway to reach physicians and patients who may benefit from our noninvasive diagnostic to assess lung cancer risk, manage pulmonary nodules and monitor cancer survivorship,” said Maria Zannes, President and CEO of bioAffinity Technologies. “According to the VA, nearly 8,000 veterans are diagnosed with lung cancer and approximately 5,000 will die from the disease annually, making lung cancer a high priority in VA healthcare systems. Early detection is the best way to save lives, and in multiple case studies, CyPath Lung has demonstrated its ability to detect lung cancer as early as curative Stage 1A. We believe working with AvMEDICAL will help us build on our commercial momentum and expand access to CyPath Lung among a vulnerable population.”

“CyPath Lung is a compelling addition to our product portfolio because it meets an unmet need in the diagnostic pathway for lung cancer and can improve patient outcomes among our veterans and active-duty military personnel,” said Troy Mizell, President and CEO of AvMEDICAL. “Our deep understanding of government contracting and the healthcare supply chain will help us deliver greater value to our government customers while expanding access to an innovative technology for the patients they serve.”

CyPath Lung is designed to provide physicians with additional information when evaluating patients with indeterminate pulmonary nodules and may be used in conjunction with imaging and other diagnostic tools. The test is performed by Precision Pathology Laboratory Services (PPLS), a CLIA-certified, CAP-accredited laboratory and a wholly owned subsidiary of bioAffinity Technologies.

About AvMedical

AvMEDICAL is a Service-Disabled Veteran-Owned Small Business (SDVOSB) that sources premium medical-surgical and laboratory supplies and equipment from top-tier manufacturers to the government healthcare system. Since 2020, AvMEDICAL has more than doubled its product portfolio to provide enhanced product offerings to its federal government customers. The portfolio covers key categories, including remote cardiac monitoring, ultrasound, advanced bedside monitors, infusion systems, incontinence products for both hospital and home use, and best-in-class laboratory and respiratory testing solutions.

About CyPath Lung

CyPath Lung by bioAffinity Technologies is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. CyPath Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. In a published clinical trial of high-risk patients, CyPath Lung demonstrated 92% sensitivity, 87% specificity, 88% accuracy and 99% negative predictive value (NPV) in detecting lung cancer in patients at high risk for the disease who had small indeterminate lung nodules less than 20 millimeters. The high NPV gives physicians greater confidence that a negative result is truly negative, potentially sparing patients from unnecessary invasive and costly procedures. CyPath Lung is marketed as a Laboratory Developed Test (LDT) and is not intended for use as a sole diagnostic tool and should be considered alongside other clinical findings.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), which are administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully commercialize CyPath Lung through AvMEDICAL’s distribution channels, risks related to government contracting and procurement processes, uncertainties regarding the adoption of CyPath Lung by government healthcare providers, the Company’s reliance on third-party distributors for market access, regulatory developments affecting laboratory developed tests, the Company’s ability to maintain its Nasdaq listing and comply with applicable listing requirements, the Company’s limited operating history and history of losses, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com